EXHIBIT 99.1

Following Presentation at UBS Global Media and Communications Conference,

T-Mobile Reiterates Positive Growth Momentum

NEW YORK CITY – December 9, 2024 – T-Mobile CEO Mike Sievert appeared at the UBS Global Media and Communications Conference and attended a fireside chat with UBS’s John Hodulik today. Sievert expressed confidence in the company’s full-year guidance, with a strong holiday Q4 season, sharing that switching, which remains as robust as ever, continues to offer an enormous opportunity for T-Mobile. At the conference Sievert had shared that the company expects to deliver on its full year postpaid phone net additions guidance of 3 million, and full year postpaid ARPA growth of around 3%.

“It was great to be back at UBS sharing my continued optimism around T-Mobile’s growth plans and that our Q4 and year are very much on track,” said Sievert. “My comments explaining normal seasonal trends in Q4 were misinterpreted by one media outlet as a warning, so I want to make sure there is no investor confusion. To be clear, our Q4 is trending at least in line with prior expectations, maybe better. We continue to expect to deliver about 3 million postpaid phone net additions for the year, or more. Q3 was a fantastic growth quarter for T-Mobile and our growth momentum continues in Q4.”

Sievert also discussed opportunities for additional growth in under-penetrated areas such as SMRA, enterprise and large governments, including having the highest share of switchers in Q3 since the merger. The company also sees opportunity to further win in enterprise and large governments with its exciting solutions that will further create TAM.

He also discussed the additional runway the company sees to deepen relationships with customers and grow both ARPA and ARPU from customers continuing to self-select up the rate plan, with more than double the incremental customers or over 60% loading onto premium plans than those currently on premium.

Sievert recapped the company’s strategies shared during its recent Capital Markets Day to continue to deliver customer love at scale through its ongoing digital and technology transformation, underscoring the enormous potential for its T-Life app to continue to create a more seamless and immersive customer experience.

Some of the reiterated multi-year expectations include:

•	T-Mobile continues to expect to deliver industry-leading customer growth

•	Industry-leading service revenue growth (~5% CAGR through 2027), Adjusted EBITDA growth (~7% CAGR through 2027), and Adjusted Free Cash Flow conversion (~25% in 2027)

•	Business plan supports ~$80B in capacity for investments and shareholder returns through 2027

About T-Mobile US, Inc.

T-Mobile US, Inc. (NASDAQ: TMUS) is America’s supercharged Un-carrier, delivering an advanced 4G LTE and transformative nationwide 5G network that will offer reliable connectivity for all. T-Mobile’s customers benefit from its unmatched combination of value and quality, unwavering obsession with offering them the best possible service experience and undisputable drive for disruption that creates competition and innovation in wireless and beyond. Based in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile, Metro by T-Mobile and Mint Mobile. For more information please visit: https://www.t-mobile.com.

Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including information concerning T-Mobile US, Inc.’s future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “will,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions, or include numbers for future periods.

Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: competition, industry consolidation and changes in the market for wireless communications services and other forms of connectivity; criminal cyberattacks, disruption, data loss or other security breaches; our inability to take advantage of technological developments on a timely basis; our inability to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture; system failures and business disruptions, allowing for unauthorized use of or interference with our network and other systems; the scarcity and cost of additional wireless spectrum, and regulations relating to spectrum use; the impacts of the actions we have taken and conditions we have agreed to in connection with the regulatory proceedings and approvals of our merger with Sprint Corporation (“Sprint”) pursuant to a Business Combination Agreement with Sprint and the other parties named therein (as amended, the “Business Combination Agreement”) and the other transactions contemplated by the Business Combination Agreement, including the acquisition by DISH Network Corporation (“DISH”) of the prepaid wireless business operated under the Boost Mobile and Sprint prepaid brands (excluding the Assurance brand Lifeline customers and the prepaid wireless customers of Shenandoah Personal Communications Company LLC and Swiftel Communications, Inc.), including customer accounts, inventory, contracts, intellectual property and certain other specified assets, and the assumption of certain related liabilities (collectively, the “Prepaid Transaction”), the complaint and proposed final judgment agreed to by us, Deutsche Telekom AG (“DT”), Sprint Corporation, now known as Sprint LLC (“Sprint”), SoftBank Group Corp. (“SoftBank”) and DISH with the U.S. District Court for the District of Columbia, which was approved by the Court on April 1, 2020, the proposed commitments filed with the Secretary of the Federal Communications Commission (“FCC”), which we announced on May 20, 2019, certain national security commitments and undertakings, and any other commitments or undertakings entered into, including, but not limited to, those we have made to certain states and nongovernmental organizations (collectively, the “Government Commitments”), and the challenges in satisfying the Government Commitments in the required time frames and the significant cumulative costs incurred in tracking and monitoring compliance over multiple years; adverse economic, political or market conditions in the U.S. and international markets, including changes resulting from increases in inflation or interest rates, supply chain disruptions, and impacts of geopolitical instability, such as the Ukraine-Russia war and Israel-Hamas war; sociopolitical volatility and polarization; our inability to manage the ongoing commercial services arrangements entered into in connection with the Prepaid Transaction, and known or unknown liabilities arising in connection therewith; the timing and effects of any future acquisition, divestiture, investment, or merger involving us, including our inability to obtain any required regulatory approval necessary to consummate any such transactions; any disruption or failure of our third parties (including key suppliers) to provide products or services for the operation of our business; our substantial level of indebtedness and our inability to service our debt obligations in accordance with their terms; changes in the credit market conditions, credit rating downgrades or an inability to access debt markets; the risk of future material weaknesses we may identify, or any other failure by us to maintain effective internal controls, and the resulting significant costs and reputational damage; any changes in regulations or in the regulatory framework under which we operate; laws and regulations relating to the handling of privacy and data protection; unfavorable outcomes of and increased costs from existing or future regulatory or legal proceedings; difficulties in protecting our intellectual property rights or if we infringe on the intellectual property rights of others; our offering of regulated financial services products and exposure to a wide variety of state and federal regulations; new or amended tax laws or regulations or administrative interpretations and judicial decisions affecting the scope or application of tax laws or regulations; our wireless licenses, including those controlled through leasing agreements, are subject to renewal and may be revoked; our exclusive forum provision as provided in our Certificate of Incorporation; interests of DT, our controlling stockholder, which may differ from the interests of other stockholders; the dollar amount authorized for our 2023-2024 Stockholder Return Program may not be fully utilized, and our share repurchases and dividend payments pursuant thereto may fail to have the desired impact on stockholder value; future sales of our common stock by DT and SoftBank and our inability to attract additional equity financing outside the United States due to foreign ownership limitations by the FCC; and other risks as disclosed in our most recent annual report on Form 10-K, 10-Q and other filings with the Securities and Exchange Commission. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.

T-Mobile US, Inc.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

(Unaudited)

This release includes non-GAAP financial measures. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided herein. T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income, including, but not limited to, Income tax expense and Interest expense. Adjusted EBITDA and Core Adjusted EBITDA should not be used to predict Net income, as the difference between either of these measures and Net income is variable.

Adjusted EBITDA and Core Adjusted EBITDA are reconciled to Net income as follows:

(in millions)	Year Ended December 31, 2023
Net income	$8,317
Adjustments:
Interest expense, net	3,335
Other income, net	(68)
Income tax expense	2,682

Operating income	14,266
Depreciation and amortization	12,818
Stock-based compensation (1)	644
Merger-related costs	1,034
Legal-related recoveries, net (2)	(42)
Gain on disposal group held for sale	(25)
Other, net (3)	733

Adjusted EBITDA	29,428
Lease revenues	(312)

Core Adjusted EBITDA	$29,116

(1)

Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense on the consolidated financial statements. Additionally, certain stock-based compensation expenses associated with the Sprint Merger have been included in Merger-related costs.

(2)	Legal-related recoveries, net, consists of the settlement of certain litigation associated with the August 2021 cyberattack and is presented net of insurance recoveries.
(3)

Other, net, primarily consists of certain severance, restructuring and other expenses, gains and losses, including severance and related costs associated with the August 2023 workforce reduction, not directly attributable to the Merger which are not reflective of T-Mobile’s core business activities and are, therefore, excluded from Adjusted EBITDA and Core Adjusted EBITDA.

T-Mobile US, Inc.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)

(Unaudited)

Adjusted Free Cash Flow is calculated as follows:

(in millions)	Year Ended December 31, 2023
Net cash provided by operating activities	$18,559
Cash purchases of property and equipment, including capitalized interest	(9,801)
Proceeds from sales of tower sites	12
Proceeds related to beneficial interests in securitization transactions	4,816

Adjusted Free Cash Flow	$13,586

The guidance range for Adjusted Free Cash Flow and Adjusted Free Cash Flow CAGR from 2023-2027 are calculated as follows:

	FY 2027
(in millions, except percentages)	Guidance Range
Net cash provided by operating activities	$24,000	$25,000
Cash purchases of property and equipment, including capitalized interest	(9,000)	(10,000)
Proceeds related to beneficial interests in securitization transactions (1)	3,000	4,000

Adjusted Free Cash Flow	$18,000	$19,000

Net cash provided by operating activities CAGR from 2023-2027 (2)		7.2%
Adjusted Free Cash Flow CAGR from 2023-2027 (2)		8.0%
Service revenues	$75,000	$76,000
Net cash provided by operating activities margin (Net cash provided by operating activities divided by Service revenues) (2)		32.5%
Adjusted Free Cash Flow margin (Adjusted Free Cash Flow divided by Service revenues) (2)		24.5%

(1)

Adjusted Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2027. Effective November 1, 2024, we amended our Equipment Installment Plan Sale and Service Receivable Sale arrangements. See our Form 10-Q filed on October 23, 2024, for additional information.

(2)	The midpoints of the 2027 Service revenues, Net cash provided by operating activities and Adjusted Free Cash Flow guidance ranges are used for the purpose of these calculations.